                                                                    EXHIBIT 2.27

                             SUPPLEMENTAL INDENTURE

     THIS SUPPLEMENTAL INDENTURE is dated as of December 23, 2004, by and among FRESENIUS MEDICAL CARE AG (the "Company"), a German stock corporation (Aktiengesellschaft), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor trustee to STATE STREET BANK AND TRUST COMPANY, a Massachusetts chartered trust company, as trustee (the "Trustee"), FMC TRUST FINANCE S.A.R.L. LUXEMBOURG, a Luxembourg private limited company ("LuxCo"), FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation, and FRESENIUS MEDICAL CARE DEUTSCHLAND GMBH, a German private limited company, and is made with reference to that certain Senior Subordinated Indenture dated as of February 19, 1998 by and among the Company, Luxco, as Issuer, State Street Bank and Trust Company as trustee and the Guarantors named therein, (the "Indenture"). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Indenture.

                                    RECITALS

     WHEREAS, the Company desires to assume the obligations of the Note Issuer pursuant to Section 8.4 of the Indenture;

     WHEREAS, an Opinion of Counsel, in the form required pursuant to Sections 1.2, 8.4 and 9.3 has been delivered to the Trustee simultaneously with the execution and delivery hereof; and

     WHEREAS, an Officers' Certificate, in the form required pursuant to Sections 1.2 and 9.3 has been delivered to the Trustee simultaneously with the execution and delivery hereof.

     NOW, THEREFORE, for and in consideration of the promises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                            Supplement to Indenture

     SECTION 1.01. Assumption of Obligations of the Note Issuer by the Company. The Company hereby assumes and agrees to perform the obligations of the Note Issuer under the Securities and the Indenture and subjects itself to all of the provisions (including the representations and warranties) of the Indenture as the Note Issuer.

     SECTION 1.02. Release of LuxCo. Pursuant to Section 8.4 of the Indenture, upon the execution of this Supplemental Indenture by the Trustee the Company shall succeed to, and be substituted for, and may exercise every right and power of the Note Issuer under the Indenture with the same effect as if it were the
Note Issuer thereunder, and LuxCo shall be discharged from all obligations and covenants under the Indenture and the Securities.

     SECTION 1.03. References to the Note Issuer and the Company. In order to effect the assumption by the Company of the obligations of the Note Issuer, the Indenture is hereby amended and supplemented as follows:

          (a) Except as provided in paragraph (b) below, each reference in the Indenture to the Note Issuer in its capacity as primary Obligor of the Securities or issuer of the Securities shall henceforth be deemed to be a reference to the Company as issuer of the Securities, and each other reference to "the Company" shall remain a reference to the Company;

          (b) Each reference in the Indenture to "the Note Issuer and the Company" or to "the Note Issuer or the Company" shall henceforth be a reference to the Company.

     SECTION 1.04. Full Force and Effect of Other Guarantees. Fresenius Medical Care Holdings, Inc. and Fresenius Medical Care Deutschland GmbH each acknowledges and agrees that its Guaranty shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Supplemental Indenture.

                                   ARTICLE II

                         Form of Security and Guaranty

     Pursuant to Section 2.1 of the Indenture, new forms of Security and Guaranty are hereby established, in the forms annexed as Annex A and Annex B hereto, respectively, conforming with the amendments to the Indenture set forth herein; provided that the existing certificates evidencing Securities and the Guaranty endorsed thereon shall continue to represent the Securities and the Guaranty, as amended hereby, until actually replaced.

                                  ARTICLE III

                                 Miscellaneous

     SECTION 3.01. Section 9.1 of the Indenture. This Supplemental Indenture is a supplemental indenture pursuant to Section 9.1 of the Indenture. Upon execution and delivery of this Supplemental Indenture, the terms and conditions of this Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in case of conflict, the provisions of this Supplemental Indenture will control.

     SECTION 3.02. Full Force and Effect. Except as they have been modified in this Supplemental Indenture, each and every term and provision of the Indenture shall continue in full force and effect, and all references to the Indenture in the Indenture shall be deemed to mean the Indenture as supplemented and amended pursuant hereto.

     SECTION 3.03. Counterparts. This Supplemental Indenture may be executed in any number of counterparts and in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

     SECTION 3.04. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws.

     SECTION 3.05. Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

     SECTION 3.06.  Recitals of the Company, the Note Issuer and the
Guarantors. The Recitals contained herein and, upon issuance, in the form of Security and Guaranty annexed hereto, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, the Note Issuer or the Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to, and assumes no responsibility for, the validity of this Supplemental Indenture.

     [The remainder of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                                          FRESENIUS MEDICAL CARE AG

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FMC TRUST FINANCE S.A.R.L.
                                          LUXEMBOURG

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FRESENIUS MEDICAL CARE HOLDINGS, INC.
                                          as a Subsidiary Guarantor

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FRESENIUS MEDICAL CARE
                                          DEUTSCHLAND GMBH, as a Subsidiary
                                          Guarantor

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          U.S. BANK NATIONAL ASSOCIATION,
                                          as Trustee

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                    ANNEX A

                                FORM OF SECURITY

Form of Face of Security

                           FRESENIUS MEDICAL CARE AG

             7 3/8% SENIOR SUBORDINATED NOTES DUE FEBRUARY 1, 2008
                     GUARANTEED AS TO PAYMENT OF PRINCIPAL,
            PREMIUM, IF ANY, AND INTEREST BY CERTAIN SUBSIDIARIES OF
                           FRESENIUS MEDICAL CARE AG

NO.-                                                           DM

     FRESENIUS MEDICAL CARE AG, a corporation organized and existing under the laws of Germany (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to U.S. BANK NATIONAL ASSOCIATION, as Preferred Trustee of Fresenius Medical Care Capital Trust III, or registered assigns, the
principal sum of                Deutsche Marks on February 1, 2008. The Company
further promises to pay interest on said principal sum quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing May 1, 1998, (each such date, an "Interest Payment Date") at the rate of 7 3/8% per annum, (plus Additional Amounts and Additional Sums, if any) until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any interest which is in arrears more than a quarter at the rate of 7 3/8% per annum, compounded quarterly. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in New York City, Frankfurt am Main or Luxembourg are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee, or, with respect to the Preferred Securities, the principal office of the Preferred Trustee under the Declaration hereinafter referred to for Fresenius Medical Care Capital Trust III, is closed for business. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest, which shall be the date which is the fifteenth day immediately preceding such Interest Payment Date (whether or not a Business
Day). Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payments on this Security issued as a Global Security shall be made in immediately available funds to the Depositary. In the event that this Security is issued in certificated form, the principal of (and premium, if any) and interest (including Additional Sums and Additional Amounts, if any) on the Security will be payable at the office maintained by the Company under the Indenture; provided, that unless the Security is held by the Trust or any permissible successor entity as provided under the Declaration in the event of a merger, consolidation or amalgamation of the Trust, payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto, as such address shall appear in the Register.

     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

     Dated:           , 200               FRESENIUS MEDICAL CARE AG

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities with the Guaranties endorsed thereon referred to in the within mentioned Indenture.

                                          U.S. BANK NATIONAL ASSOCIATION,
                                          TRUSTEE

                                          By:
                                            ------------------------------------
                                                     Authorized Officer

Form of Reverse of Security

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued under a Senior Subordinated Indenture, dated as of February 19, 1998 as amended by the Supplemental
Indenture dated as of December   , 2004 (herein called the "Indenture"), between
the Company, as issuer, and U.S. Bank National Association as successor trustee to State Street Bank and Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), Fresenius Medical Care Holdings, Inc. and Fresenius Medical Care Deutschland GmbH, as Guarantors to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     All terms used in this Security that are defined in the Indenture and in the Amended and Restated Declaration of Trust, dated as of February 19, 1998, (the "Declaration"), for Fresenius Medical Care Capital Trust III, shall have the meanings assigned to them in the Indenture or the Declaration, as the case may be.

     If a Tax Event or an Investment Company Event in respect of the Trust shall occur and be continuing, the Company shall cause the Trustees (as defined in the Declaration) to dissolve the Trust and cause Securities to be distributed to the holders of the Trust Securities in dissolution of the Trust or, in the event of a Tax Event only, may cause the Securities to be redeemed, in each case, subject to and in accordance with the provisions of the Declaration, within 90 days following the occurrence of such Tax Event or Investment Company Event. The Securities may be redeemed, at the option of the Company, subject to the provisions of Article XI of the Indenture, at any time as a whole but not in part, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), in the event the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of a change in or an amendment to the laws (including any regulations promulgated thereunder) of the United States of America, Germany, the United Kingdom, Luxembourg, or any other Member State of the European Union (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the date of the issuance of the Securities.

     The Securities do not have the benefit of any sinking fund obligations.

     If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under the Indenture and this Security are Guaranteed on a senior subordinated basis pursuant to Guaranties endorsed hereon. The Indenture provides that a Guarantor shall be released from its Guaranty upon compliance with certain conditions.

     The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the Company, the Guarantors and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company, the Guarantors and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in aggregate outstanding principal amount of the Outstanding Securities affected thereby, on behalf of the Holders of all the Securities, to waive compliance by the Company or the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate outstanding principal amount of the Outstanding Securities may declare the principal amount of and interest (including Additional Sums and Additional Amounts, if any) on all the Securities to be due and payable immediately, by a notice in writing to the Company and the Guarantors (and to the Trustee if given by Holders), provided, that if the Trustee or such Holders fail to do so, the Preferred Trustee shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration such specified amount of and the accrued interest (including Additional Sums and Additional Amounts, if any) on all the Securities shall become immediately due and payable, provided, that the payment of principal and interest (including Additional Sums and Additional Amounts, if any) on such Securities shall remain subordinated to the extent provided in Article XII of the Indenture.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name this Security is registered as the owner hereof, for all purposes (subject to certain limitations set forth in the Indenture), whether or not this Security be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Securities are issuable only in registered form without coupons in denominations of DM 1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for German and United States Federal, state and local tax purposes and for purposes of any tax imposed by the jurisdiction of formation of the issuer or any political subdivision or taxing authority thereof or therein, it is intended that this Security constitute indebtedness.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

                                    ANNEX B

                                FORM OF GUARANTY

     For value received, each of the Guarantors hereby jointly and severally unconditionally Guarantees, on a senior subordinated basis, to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Sums and Additional Amounts, if any) on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, in accordance with the terms of such Security and of this Indenture. In case of the failure of the Company punctually to make any such payment, each of the Guarantors hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Company. The Guarantee extends to the Company's repurchase obligations arising from a Change of Control or an Asset Disposition pursuant to the Indenture.

     Each of the Guarantors hereby jointly and severally agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Security or this Indenture, the absence of any action to enforce the same, any exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other Guarantee of, or any consent to departure from any requirement of any other Guarantee of all or any of the Securities, the election by the Trustee or any of the Holders in any proceeding under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") of the application of Section 1111(b)(2) of the Bankruptcy Code, or equivalent provision under applicable law, any borrowing or grant of a security interest by the Company, as debtor-in-possession, under
Section 364 of the Bankruptcy Code, or equivalent provision under applicable law, the disallowance, under Section 502 of the Bankruptcy Code, or other similar applicable law, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Securities, any waiver or consent by the Holder of such Security or by the Trustee with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guaranty will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in this Guaranty. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest (including Additional Sums and Additional Amounts, if any) on such Security, whether at their Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against each of the Guarantors to enforce this Guaranty without first proceeding against the Company. Each Guarantor agrees that, to the extent permitted by law, if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, or the Trustee or the Holders are prevented from taking any action to realize on any collateral, such Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

     The indebtedness of each Guarantor evidenced by this Guaranty is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of such Guarantor, and this Guaranty is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions,

(b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

     No reference herein to the Indenture and no provision of this Guaranty or of the Indenture shall alter or impair the Guaranty of any Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest (including Additional Sums and Additional Amounts, if any) on the Security upon which this Guaranty is endorsed.

     Each Guarantor shall be subrogated to all rights of the Holder of this Security against the Company in respect of any amounts paid by such Guarantor on account of this Security pursuant to the provisions of its Guaranty or the Indenture; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on this Security and all other Securities issued under the Indenture shall have been paid in full.

     This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, or equivalent proceeding under applicable law, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, or the equivalent of any of the foregoing under applicable law, and shall, to the fullest extent permitted by applicable law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities whether as a voidable preference, fraudulent transfer, or as otherwise provided under similar laws affecting the rights of creditors generally or under applicable laws of the jurisdiction of formation of the Company, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by applicable law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guaranty.

     The Guarantors or any particular Guarantor shall be released from this Guaranty upon the terms and subject to certain conditions provided in the Indenture.

     By delivery of a supplemental indenture to the Trustee in accordance with the terms of the Indenture or the execution of a Guaranty Agreement, each Person that becomes, or assumes the obligations of, a Guarantor after the date of the Indenture will be deemed to have executed and delivered this Guaranty for the benefit of the Holder of this Security with the same effect as if such Guarantor was named below.

     All terms used in this Guaranty which are defined in the Indenture referred to in the Security upon which this Guaranty is endorsed shall have the meanings assigned to them in such Indenture.

     This Guaranty shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guaranty is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

     Each Guaranty will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or under applicable law of Germany.

     In the case of Fresenius Medical Care Deutschland GmbH ("FMCD"), the following provisions apply:

     A Profit and Loss Pooling Agreement (the "Agreement")
(Ergebnisabfuhrungsvertrag) between the Company and FMCD dated as of August 21, 1996 was entered into the commercial register with effect from January 1, 1996. FMCD, having a stated capital of DM 80 million, had a capital reserve account of

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

DM 168,302,162 (the "January 1, 1996 Amount") in its balance sheet as of January 1, 1996. Assuming that the January 1, 1996 Amount has not decreased by losses in the business of FMCD since January 1, 1996, at least such amount exceeds the Company's assets protecting its share capital within the meaning of Section 30 of the German GmbH Law. Since January 1, 1996, the January 1, 1996 Amount has not been decreased by the actions of the Company (the sole shareholder of FMCD), e.g. no distributions against the January 1, 1996 Amount have been made.

     Based thereon, the guaranty obligations of FMCD hereunder and under FMCD's guaranty of the 9% Notes, the USD Securities and any other Senior Subordinated Indebtedness, if any, of FMCD to which Section 30 of the German GmbH law may apply are limited to the amount of the capital reserves of FMCD as of the date hereof less its obligations as a guarantor from time to time under the Bank Credit Agreement (the "Minimum Guaranty Amount"). If, in the case of a default under the Indenture, the capital reserves are higher than such Minimum Guaranty Amount, such higher amount (the "Higher Guaranty Amount") shall serve as limitation to the obligations of FMCD, as Guarantor. In case FMCD, as Guarantor, has to sell off assets to fulfill its obligations under the Indenture, after such guaranty obligations have been drawn, and if the proceeds from the sale of such assets exceed the amount of their book value, such excess amounts shall be paid to the Trustee for the benefit of the Holders, subject to the provisions of
Article XIV hereof, in addition to the Minimum Guaranty Amount or the Higher Guaranty Amount, respectively. For the determination of the applicable book value, the book value of assets which were included into the balance sheet per January 1, 1996 applies, and for such assets which were not yet included but added to the business of FMCD since that date, the book value on the day of the sale of such assets applies. Should Section 30 of the German GmbH law however require a lower Minimum Guaranty Amount or a lower Higher Guaranty Amount, then such lower amounts required by law shall be applicable.

     FMCD undertakes not to decrease its capital reserves, neither by capital increase from such reserve accounts nor by other kinds of contributions to its shareholders or affiliates without the prior written approval of the Holders of a majority in principal amount of the Outstanding Securities.

     FMCD undertakes to maintain a profit and loss pooling agreement with the Company during the term of the Indenture, in particular, to extend the term of such agreement to the term of the Indenture and not to terminate, rescind or amend such agreement without prior notice to the Trustee and the consent of the Holders of a majority in principal amount of the Outstanding Securities thereto. In case of a termination of such profit and loss pooling agreement, FMCD will grant, upon the request of the Holders of a majority in principal amount of the Outstanding Securities, collateral to minimize the legal and financial disadvantages caused by the termination of such agreement, as far as legally available under German law. FMCD undertakes to give notice immediately to the Trustee if it intends to give notice of termination to such agreement or to agree to the termination of such agreement, or if it becomes aware that the Company intends to terminate such agreement. During the term of the profit and loss pooling agreement, any and all allocations of profit to the Company and any and all cash distributions to the Company as a consequence thereof upon the terms and conditions of the profit and loss pooling agreement are permitted and unrestricted, subject to the terms of Section 30 of the German GmbH law as described above.

     Reference is made to Article XIII and Article XIV of the Indenture for further provisions with respect to this Guaranty.

     THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS.

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     IN WITNESS WHEREOF, each of the undersigned has caused this instrument to be duly executed.

                                          FRESENIUS MEDICAL CARE
                                          HOLDINGS, INC.

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          FRESENIUS MEDICAL CARE
                                          DEUTSCHLAND GMBH

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

                                          By:
                                            ------------------------------------
                                              Name:
                                            Title:

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